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                                                                   Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 20, 1998, except for the matters discussed in Notes 14 and 16 as to which the date is February 13, 1998, on our audits of the financial statements and financial statement schedule of Network Associates, Inc. (formerly McAfee Associates, Inc.). We also consent to the references to our firm under the caption "Experts" and "Selected Financial Data."

                                       Coopers & Lybrand L.L.P.

                                       /s/ Coopers & Lybrand L.L.P.
                                       ----------------------------------


San Jose, California
March 24, 1998